SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2004

GUILFORD PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6611 Tributary Street Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events.

On May 5, 2004, the stockholders of the Company approved an amendment to the Amended and Restated Articles of Incorporation, as amended, increasing the authorized capital of the Company to 130 million shares, consisting of 125 million shares of common stock, $.01 par value per share, and 5 million shares of preferred stock, $.01 par value per share. A copy of the Company’s Certificate of Amendment of Amended and Restated and Restated Articles of Incorporation is attached hereto as Exhibit 3.01D and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(c)	Exhibits

		3.01D	Certificate of Amendment of Amended and Restated Articles of Incorporation, As Amended

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.
Date: May 19, 2004	By:	/s/ Asher M. Rubin
Asher M. Rubin
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description	Page
3.01D	Certificate of Amendment of Amended and Restated Articles of Incorporation, As Amended	5